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                                                                    EXHIBIT 99.2

PROXY                          FIRSTAR CORPORATION                         PROXY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Firstar Corporation hereby appoints Roger L. Fitzsimonds, Howard H. Hopwood and William J. Schulz and each of them, Proxies, with power of substitution to each, for and in the name of the undersigned to vote, as designated on the reverse side hereof, all the shares of Firstar Corporation Common Stock held of record by the undersigned as of September 25, 1998 at the Special Meeting of Shareholders to be held on October 27, 1998 or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and according to the judgment of the proxies with respect to any other business that may come before the meeting or any adjournment thereof.

             PLEASE VOTE, SIGN AND DATE, AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
                   (This Proxy is continued from other side)

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                        FIRSTAR CORPORATION                              PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                       1998 SPECIAL MEETING                          PROMPTLY. DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED.
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    1. Approval and adoption of the Amended and Restated Agreement and Plan of
Reorganization, dated as of June 30, 1998, as amended and restated as of
September 17,1998, by and among Firstar Corporation ("Firstar"), Star Banc
Corporation, an Ohio corporation ("Star"), Firstar (WI) Corporation, a Wisconsin corporation ("Firstar (WI"), and Firstar Merger Corporation, a Wisconsin
corporation ("Merger Sub"), and the transactions contemplated thereby, including
(i) the merger of Merger Sub into Firstar or the merger of Firstar into Firstar
(WI), (ii) the authorization for the combined company of 800,000,000 shares of common stock, par value $.01, and 10,000,000 shares of preferred stock, and
(iii) the issuance of shares of the combined company to Star shareholders in connection with the merger of Star into Firstar or into Firstar (WI).

            / /  For            / /  Against            / /  Abstain
                  (Continued and to be signed on reverse side)
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                              FIRSTAR CORPORATION

   /X/ PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

    2. The undersigned hereby authorizes the proxies to vote in their discretion on any other business that may properly be brought before the meeting or any adjournment thereof.

    The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Joint Proxy Statement-Prospectus, each dated September 23, 1998.

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
                                                             NO. OF
                                                 Date        SHARES
Check appropriate box
Indicate changes below:
Address Change?          / /   Name Change? / /
                                                             --------------------
                                                             --------------------
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                                             Please mark, date and sign exactly
                                             as your name appears above and
                                             return in the enclosed envelope.
                                             Joint owners should each sign
                                             personally. Where applicable,
                                             indicate your official position or
                                             representation capacity. If acting
                                             as executor, administrator,
                                             trustee, guardian, etc., you should
                                             so indicate when signing. If the
                                             signer is a corporation, please
                                             sign in full corporate name by duly
                                             authorized officer.